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                                  Exhibit 10.5

                           1997 DEFERRED COMPENSATION/

                     CAPITAL ACCUMULATION PLAN-PLAN DOCUMENT

Wallace Computer Services, Inc. (the "Company") and its subsidiaries hereby establish a non-qualified deferred compensation program for certain of their employees as described herein. The following shall constitute the terms and conditions of the Wallace Computer Services, Inc. 1997 Deferred Compensation/Capital Accumulation Plan (the "Plan"), effective January 1, 1997 (the "Effective" Date). The Company and its subsidiaries are referred to below collectively as the "Employers" and individually as an "Employer."



1. ADMINISTRATION. Full power and authority to construe, interpret and administer the Plan shall be vested in the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the authority to make determinations provided for or permitted to be made under the Plan, to interpret the Plan, and to promulgate such rules and regulations, if any, as the Committee considers necessary and appropriate for the implementation of the Plan.

2. ELIGIBILITY AND PARTICIPATION. The Committee, in its sole discretion, shall establish eligibility qualifications for participation in the Plan. Participation shall be limited to key executives and a select group of highly compensated employees of the Employers.

3.   DEFERRED COMPENSATION.

          A. Each Participant may make an irrevocable election in writing to defer up to 20% of Compensation, as defined in Subsection 3B, paid during the period January 1, 1997 through December 31, 1997 (the "Deferral Amount"). Such amount shall not be less than $1,000. Deferred compensation at the deferral percentage will be deducted from all Compensation payable to the Participant during the deferral period.

          B. "Compensation" means salary, bonuses, and commission of the Participant before reduction pursuant to this or any other employee benefit plan.

          C. The Employer shall establish and maintain a bookkeeping account in the name of each Participant, which shall be known as the "Deferral Account." It shall be credited with the Deferral Amount and interest at the rate established by the Committee compounded annually from January 1, 1997. As provided in Sections 4, 5, 6 and 7 of the Plan, the interest rate on lump sum payments caused by certain events will differ from the rate established by the Committee. Amounts paid to the Participant or his/her Beneficiary pursuant to this Plan, shall be deducted from the account balance as of the first day of the month in which such payment is made.

          D. The Participant's Deferral Account shall at all times be reflected on the Employer's books in accordance with generally accepted accounting practices as a general unsecured and unfunded obligation of the Employer and the Plan shall not give any person any right or security interest in any asset of the Employer nor shall it imply any trust or segregation of assets by the Employer. Payments from the Participant's Deferral Account shall be made from the general assets of the

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               Employer.

4. TIME AND MANNER OF PAYMENT. The Participant's Deferral Account shall be distributed as follows:

          A.   Installment Payments.

               (1) A Participant shall be entitled to fifteen (15) equal annual installment payments commencing at age sixty-five (65) if one of the following conditions is met:

                    a. the Participant remains in the continuous employ of the Employers during the period from January 1, 1997 until the Participant reaches age sixty-five (65); or

                    b. after a period of continuous employment with the Employers beginning on or before January 1, 1997 the Participant retires as defined in Subsection 4D.

               (2) A Participant who attained age fifty-five (55) as of January 1, 1997 may elect, at the time of making the deferral election pursuant to Subsection 3A, to receive ten (10) equal annual installments commencing at age seventy (70) in lieu of installment payments under Subsection 4A(1) if he/she becomes eligible for such payments.

                    Installment payments shall be calculated to amortize fully the accumulated value of the Deferral Amount over the payment period. For purposes of this Subsection A, the interest rate to be credited in this calculation of the accumulated value of the Deferral Amount shall be the rate(s) established by the Committee at its sole discretion prior to the beginning of the deferral period.

          B. Interim Payments. A payment equal to the Participant's Deferral Amount shall be paid to the Participant within a reasonable time after January 1, 2004 if installment payments under Subsection A have not then commenced and will not commence during the 2004 calendar year. In addition, a payment equal to the Participant's Deferral Amount shall be paid to the Participant within a reasonable time after January 1, 2005 if installment payments under Subsection A have not then commenced and will not commence during the 2005 calendar year. These payments shall be charged to the Participant's Deferral Account as of the first day of the month in which the payment is made. This Subsection does not apply to Participants terminated under Subsection C or Sections 5, 6, or 7B.

         C. Payment Upon Termination. A Participant whose employment with the Employers is voluntarily or involuntarily terminated prior to the Participant's Retirement for reasons other than those described in Sections 5 and 6 below, shall receive, as soon as practicable after such termination, a lump sum payment in the amount of the accumulated value of the Deferral Amount. For purposes of this Subsection C, the rate to be credited in the calculation of the accumulated value of the Deferral Amount shall be six percent (6%). However, if a Participant terminates during the deferral period, no interest shall accrue on the deferral amount.

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         D.    Retirement. Retirement shall mean leaving the active employ of the Employer at or after age sixty (60) or age fifty-five (55) with at least twenty (20) years of service.

5. NON-COMPETITION. Notwithstanding any other provision of this Plan, if the Committee at any time determines that a Participant, without having obtained the prior written consent of the Committee or its designee, has engaged in Competition with an Employer, as defined below, the sole amount payable to Participant hereunder shall be a lump sum payment of the accumulated value of the Deferral Amount, payable as soon as practicable after such determination. For purposes of this Section 5, the simple rate of interest applied to determine the accumulated value of the Deferral Amount shall be two percent (2%) annually, without compounding. A Participant shall be considered to have engaged in "Competition with an Employer" if, while employed by an Employer or within twenty- four (24) months of Participant's termination of employment with an Employer: (a) if the Participant is or has been employed by an Employer in a sales capacity, the Participant sells to, contacts, or deals with customers of an Employer that the Participant called upon, or whose account(s) the Participant directly or indirectly supervised on behalf of an Employer with respect to products or services of an Employer; (b) if the Participant is or has been employed by an Employer in a nonsales capacity, the Participant renders services for a new or existing competitor of an Employer with respect to products or services that are competitive with those of an Employer within the geographical area in which an Employer does business, except that the Participant may accept employment with a competitor of an Employer whose business is diversified and which part of its business is not a competitor of an Employer provided that prior to accepting such employment, the Participant provides and obtains for the Employers from such competitor, separate written assurances satisfactory to the Employers that the Participant will not render services directly or indirectly in connection with one or more products or services that are competitive with those of an Employer; and (c) the Participant hires, solicits, induces or attempts to induce any employee of an Employer to leave its employ, engage in any competing business, or to otherwise aid or assist any person or company that is or intends to be in competition with an Employer.

     The foregoing provision shall be deemed in addition to and not in lieu of any rights or remedies that an Employer might otherwise have with respect to the conduct of a Participant during or after employment that breaches any other contractual or common law duty to the Employer; this Section shall not preclude Employer from seeking injunctive relief or actual or punitive monetary damages, or both such relief and damages, with respect to any wrongful conduct of a Participant, either during or subsequent to his/her employment with an Employer.

6. DISHONEST CONDUCT. Notwithstanding any other provision of this Plan, if Participant's employment with an Employer is terminated at any time for reason of dishonest or fraudulent conduct injurious to the Employer, the sole amount payable to or on behalf of Participant hereunder shall be a lump sum payment of the accumulated value of the Participant's Deferral Amount, payable as soon as practicable after such termination of employment. For purposes of this Section 6, the simple rate of interest to be credited in the calculation of the accumulated value of the Deferral Amount shall be zero percent (0%).

7.   PAYMENT UPON DEATH OF PARTICIPANT.

          A. If a Participant dies after age sixty-five (65), the Employer shall pay any unpaid annual Installment Payments due the Participant under Subsection 4A to the Participant's Beneficiary, commencing with the next such payment due following

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               the date of Participant's death.

         B. If a Participant dies prior to age sixty-five (65), Installment Payments described in Subsection 4A(1) shall be payable to the Participant's Beneficiary, commencing at the time of the Participant's death. Interim Payments described in Subsection 4B will not be made.

8. BENEFICIARY DESIGNATION. A Participant may, from time to time designate any legal or natural person or persons (who may be designated contingently or successively) as his/her Beneficiary to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder, by signing a form approved by the Committee. A beneficiary designation form shall be effective only after the signed form is filed with the Committee while the Participant is alive. A properly filed designation shall cancel all beneficiary designation forms filed earlier. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of a Participant die before the Participant, or before complete payment of all amounts due hereunder, the Committee, in its discretion, may direct the Employers to pay the unpaid amounts to one or more of such Participant's relatives by blood, adoption or marriage in any manner permitted by law which the Committee considers to be appropriate, including but not limited to payment to the legal representative or representatives of the estate of the last to die of Participant and Participant's designated Beneficiaries.

9. DISABILITY. If Participant's employment with the Employers is terminated prior to Participant's Retirement by reason of Participant's Disability, Participant's employment with the Employers, for purposes of the Plan, shall be deemed to continue until the earliest of his/her death, the date his/her Disability ceases, or the date the Participant would have first been eligible for Retirement and the provisions of the Plan shall be applicable to such Participant to the same extent as if Participant were, in fact, employed by the Employers during that period. However, if such termination of employment occurs prior to December 31, 1997, the Participant's benefit will be determined taking into account only the amount actually deferred by the Participant during the Deferral Period.

     A Participant shall be deemed to incur a Disability if, in the opinion of a physician selected by the Committee, the Participant is no longer capable of performing a substantial portion of the duties of his/her employment because of a physical or mental disability which is likely to be permanent and continuous during the remainder of the Participant's lifetime.

10.  PAYMENT UPON A MATERIAL CHANGE OF CONTROL.

         A. For purposes of this Plan, a "Material Change" shall be deemed to have occurred if any of the following should occur:

               (1) the acquisition (in one or more transactions) of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock of the Company by any person or entity (or by any group of persons or entities acting in concert for the purpose of acquiring, voting, holding or disposing of shares of the Company's Common Stock). The Board of Directors may reduce the ownership threshold to a percentage not less than ten percent (10%);

               (2) individuals who, as of September 6, 1995, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any

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                    reason to constitute at least a majority of such Board;
                    PROVIDED, HOWEVER, that any individual who becomes a member of the Board of Directors of the Company subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least the majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; and provided further, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company, shall be deemed to be a member of the Incumbent Board; or

               (3) the occurrence of any other event or state of facts that the Board of Directors of the Company may determine (by the adoption of a resolution) has, does, or would constitute a Material Change for the purposes of this Section 10.

          B. At the time of a Material Change, the Company shall remit to an independent Trustee, an amount equal to the lump sum payment, payable upon the termination of a Participant, determined in accordance with Section 10E.

               At all times after the Material Change occurs, the exercise of authority and responsibility in the administration of the Plan with respect to each individual who was a Participant in the Plan immediately prior to the date that the Material Change occurs (a "Protected Participant"), or with respect to the Beneficiary of a Protected Participant, shall be subject to a DE NOVO standard of review by a court in any action brought under Title I of ERISA. At all times after the Material Change occurs, a bank that is organized under the laws of the United States of America or one of its States, that has a combined capital and surplus in excess of $250,000,000, and that is otherwise independent of and has no material business relationships with the Company or Related Company (as defined in Section 10C) shall be the Trustee of the Trust and the authority to manage, acquire, and dispose of all assets of the Trust shall be vested in that Trustee to the extent not vested in one or more investment managers (as defined in Section 3(38) of ERISA) who are selected by that Trustee and otherwise independent of, and have no material business relationships with, the Company or a Related Company.

         C. The term "Related Company" means any corporation, trade, or business during any period that it is, along with the Company, a member of a controlled group of corporations, a controlled group of trades or businesses, or an affiliated service group, as described in Section 414(b), 414(c), or 414(m), respectively, of the Internal Revenue Code.

         D. Any Protected Participant (or a Beneficiary of a Protected Participant) who brings any legal action after a Material Change to enforce the provisions of this Section 10 or any other provisions of the Plan or the Trust shall be entitled to recover from the Company any and all attorneys' fees and other costs and expenses

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               incurred in enforcing such provisions for his/her benefit or for the benefit of any or all Protected Participants (or Beneficiaries of Protected Participants).

         E. Notwithstanding any other Section except Section 6, if the Participant's employment with the Employer terminates, for any reason other than death, within the two-year (2) period beginning on the date that a Material Change of the Company (as described above) occurs, payment shall be made to the Participant as soon as practical after termination in a single lump sum in lieu of any other subsequent payment under the Plan. The lump sum payment shall be equal to the sum of the amounts determined by discounting, at an 8% rate of interest, to the lump sum payment date, each payment that the Participant would have received under the Plan (determined without regard to Sections 5 and 6) after the date of such termination if employment had continued without change through the date that the Participant would have first been eligible for Retirement. Such amount shall be determined by the Trustee (described in Section 10B), who in his/her own discretion may use an independent third party to calculate such amount. If the Participant dies after termination of employment but before payment of any amount under this Section, then such amount shall be paid to the Beneficiary as soon as practical after the Participant's death.

          F. Notwithstanding any other provision of the Plan, except as may otherwise be provided in a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Material Change, the provisions of this Section 10 may not be amended and shall continue to apply, without amendment, in any successor plan.

11. FACILITY OF PAYMENT. If, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his/her financial affairs, then the Committee may, until claim is made by a conservator or other person legally charged with the care of his/her person or of his/ her estate, direct the Employer to make payment to a relative or friend of such person for his/her benefit. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his/her person or his/her estate.

12. INSURANCE. An Employer may, in its sole discretion, purchase a policy or policies of insurance on the life of any Participant or disability insurance with respect to any Participant, the cash value, if any, and proceeds of which may, but need not, be used by the Employer to satisfy part or all of its obligations, hereunder. The Employer will be the owner of any such policies and neither the Participant nor any other person or entity claiming through the Participant shall have any ownership rights in such policies or any proceeds thereof. The Participant, as a condition of receiving any benefits hereunder, on behalf of him/herself of any person or entity claiming through him/her, shall cooperate with the Employer in obtaining any such insurance that the Employer desires to purchase by submitting to such physical examinations, completing such forms, and making such records available as may be required by the Employer from time to time.

13. EFFECT ON OTHER BENEFITS. The Deferral Amount of a Participant shall be included in the Participant's 1997 compensation for purposes of calculating the Participant's bonuses and awards under any incentive or similar compensation plan or program of the Employer, insurance, and other employee benefits, except that in accordance with the terms of any plan qualified under Section 401 or Section 423(b) of the Internal Revenue Code maintained by an Employer, the

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     amount deferred under Section 3 shall not be included as 1997 calendar year compensation in calculating the Participant's benefits or contributions by or on behalf of the Participant under such plan or plans. Payment under the Plan shall be excluded from compensation in years paid for purposes of calculating a Participant's bonuses and awards under any incentive or similar compensation plan or program of an Employer, insurance, and other employee benefits, except that in accordance with the terms of any plan qualified under Section 401 or Section 423(b) of the Internal Revenue Code maintained by an Employer, payments made while the Participant is an employee of an Employer shall be included as compensation in the year paid.

14. NON-ALIENATION. Neither a Participant nor anyone claiming through him/her shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto hereby are expressly declared to be non-assignable and non-transferable, nor shall any such right to receive payments hereunder be subject to the claims of creditors of a Participant or anyone claiming through him/her to any legal, equitable, or other proceeding or process for the enforcement of such claims.

15. TAX WITHHOLDING. Notwithstanding the provisions of Section 13, an Employer may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state or local income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

16. NON-SECURED PROMISE. The rights under this Plan of a Participant and any person or entity claiming through him/her shall be solely those of an unsecured, general creditor of the Employer. Any insurance policy or other asset acquired or held by an Employer shall not be deemed to be held by the Employer for or on behalf of a Participant, or any other person, or to be security for the performance of any obligations hereunder of the Employer, but shall, with respect to this Plan, be and remain a general, unpledged, unrestricted asset of the Employer.

17. INDEPENDENCE OF PLAN. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employment agreement or employment benefit agreement or plan or rights that may exist from time to time between the parties hereto. This Plan shall not be deemed to constitute a contract of employment between an Employer and a Participant, nor shall any provision hereof restrict the right of an Employer to discharge a Participant, or restrict the right of a Participant to terminate his/ her employment with an Employer.

18. PARAGRAPH HEADINGS. The Paragraph headings used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

19. RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor any Employer makes any representation or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

20. COMMITTEE DETERMINATIONS FINAL. Each determination provided for in this Plan shall be made in the absolute discretion of the Committee. Any such determination shall be binding on all persons.

21. AMENDMENT. The Company may in its sole discretion amend the Plan from time to time. No such amendment shall reduce a Participant's or Beneficiary's benefits under the Plan to an amount less than an amount that he/she would have been entitled to under the Plan on the later of the date the amendment is adopted or made effective if the Plan had been terminated on that date.

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22.  TERMINATION AT THE EMPLOYER'S OPTION. Notwithstanding any other provision of this Plan, the Company may terminate this Plan at any time if the Committee, in its sole and absolute discretion, determines that any change in federal or state law, or judicial or administrative interpretation thereof, has materially affected the Employer's cost of providing the benefits otherwise payable under this Plan, or for any other reason whatsoever. Upon such termination, the sole amount payable to Participant shall be a lump sum payment, as soon as practicable after such termination, of the accumulated value of the Deferral Amount. For purposes of this Section, the rate to be credited in the calculation of the accumulated value of the Deferral Amount shall be the rate specified for Installment Payments in Subsection 4A.

23. BINDING ON SUCCESSORS. The provisions of this Plan shall be binding upon and shall inure to the benefit of the Company, any Related Company that adopts the Plan, the Participants, and their respective successors in interest and assigns, including, without limitation, the surviving corporation in any merger or consolidation with the Company or such Related Company and, to the extent provided in the Plan, the Beneficiaries of the Participants. After a Material Change, except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of the Material Change, a successor in interest to the Company or a Related Company that adopts the Plan shall be deemed to have adopted the Plan and shall have all of the liabilities and obligations of the Company or that Related Company under the Plan. Except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Material Change, the Company shall require any person or entity that becomes a successor in interest to the Company or a Related Company that adopts the plan to expressly assume the Plan and agree to perform all of the obligations of the Company or that Related Company, as the case may be, under the plan. For purposes of this paragraph 23, following a Material Change, a successor in interest to the Company or a Related Company that adopts the Plan shall include, without limitation, any person or entity (or group of related or affiliated persons or entities) that acquires (in a single transaction or a series of related transactions) any businesses or assets of the Company or such Related Company representing twenty-five percent (25%) or more of the Company's or such Related Company's sales, operating profits, or operating assets.

24. CONTROLLING LAW. The Plan shall be construed in accordance with the laws of the state of Illinois to the extent not pre-empted by laws of the United States of America.